KPMG Peat Marwick

           Certified Public Accountants
           303 Peachtree Street, N.E.        Telephone 404 222 3000
           Suite 2000                        Telefax   404 222 3050
           Atlanta, GA 30308



                     INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
The Home Depot, Inc.:


We consent to incorporation by reference in the Registration Statements (No.'s 33-46476, 33-22531, and 33-22299) on Form S-8 of The Home Depot,
Inc. of our report dated March 11, 1994, relating to the consolidated balance sheets of The Home Depot, Inc. and subsidiaries as of January 30, 1994 and January 31, 1993, and the related consolidated statements of earnings, stockholders' equity, and cash flows and related schedules for each of the years in the three-year period ended January 30, 1994, which reports are included or incorporated by reference in the January 30, 1994 Annual Report on Form 10-K of The Home Depot, Inc.





                                        /s/KPMG PEAT MARWICK

Atlanta, Georgia
April 15, 1994